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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                December 20, 1996
                   ------------------------------------------


                                 CRIIMI MAE INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Maryland
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

               1-10238             52-1622022
               -------             -----------
               (Commission         (IRS Employer
                 File Number)        Identification No.)


          11200 Rockville Pike,
          Rockville, Maryland                  20852
          ---------------------              ---------
          (Address of                        (Zip Code)
          Executive offices)

              (Registrant's telephone number, including area code)
                                  301/816-2300


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

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Item 5.   Other Events
          ------------

     On December 20, 1996, CRIIMI MAE Inc. refinanced $142 million of floating-rate debt. The refinancing replaces a significant portion of the company's existing repurchase agreement financing with fixed-rate funding that have maturities that match closely the maturities of the underlying mortgage assets. In addition, the transaction provided the company with approximately $22 million in cash to support CRIIMI MAE's 1997 business plan. A copy of a press release describing the foregoing transaction is attached as Exhibit 20.1 to this Form 8-K and is incorporated herein by reference in response to this item.

Item 7.   Exhibits
          --------

     20.1  Press Release dated December 20, 1996.


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                               S I G N A T U R E


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed by undersigned thereunto duly authorized.

                              CRIIMI MAE Inc.



                              By:  /s/ Cynthia O. Azzara
                                   ------------------------------
                                   Cynthia O. Azzara
                                   Its: Senior Vice President and
                                        Chief Financial Officer





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                                                  Exhibit 20.1

     CRIIMI MAE refinances $142 million of floating-rate debt replacing it with longer-term, fixed-rate financing; Transaction believed to be the largest repackaging of CMBS

ROCKVILLE, MD, Dec. 20, 1996 -- (NYSE:CMM) -- CRIIMI MAE Inc., a full service commercial mortgage company structured as a REIT, refinanced $142 million of existing floating-rate financing in exchange for longer-term, fixed rate debt in a transaction that is believed to be the largest repackaging of subordinated commercial mortgage-backed securities (CMBS) to date.

The innovative transaction replaces a significant portion of the company's existing repurchase agreement financing with fixed-rate funding and creates liabilities with maturities that closely match the maturities of the underlying mortgage assets. In addition, the transaction provides approximately $22 million to support CRIIMI MAE's 1997 business plan.

 This refinancing helps to match the maturities of our assets and liabilities and further reduces CRIIMI MAE s exposure to interest rate volatility, said chairman William B. Dockser. This transaction completes a key part of our 1996
business plan and follows three major refinancings we completed in 1995.   In
those transactions last year, CRIIMI MAE replaced floating-rate debt with long-term, fixed-rate financing secured by $650 million of government-insured mortgages.

Mr. Dockser explained CRIIMI MAE s overall financing strategy as follows:

 Our business plan focuses on the acquisition of mortgage investments, including subordinated CMBS, using a combination of equity and short-term financing. As we continue to grow, our strategy involves fixing the rates and matching the maturities of our debt with our acquired assets through major refinancings. The current refinancing accomplishes these goals, allowing us to lock-in spreads, match maturities and reduce our short-term interest rate exposure.

CRIIMI MAE Inc. is a full-service commercial mortgage company structured as a self-administered REIT. By investing in mortgages and mortgage-related investments, CRIIMI MAE provides financing for multifamily housing and other types of commercial real estate.